Exhibit 1.1

LMI AEROSPACE, INC.
[                    ] Shares of Common Stock
UNDERWRITING AGREEMENT
Dated: March __, 2006

EXHIBITS

Exhibit A	—	Underwriters
Exhibit B	—	Initial Securities to be Sold
Exhibit C	—	Subsidiaries of the Company
Exhibit D	—	List of Directors and Officers
Exhibit E	—	Form of Lock-Up Agreement
Exhibit F	—	Form of Opinion of Company Counsel
Exhibit G	—	Form of Opinion of Selling Shareholders’ Counsel
Exhibit H	—	Price-Related Information
Exhibit I	—	Issuer General Use Free Writing Prospectuses
 i

LMI AEROSPACE, INC.
[                    ] Shares of Common Stock
UNDERWRITING AGREEMENT
March __, 2006
Wachovia Capital Markets, LLC
As Representative of the several Underwriters
c/o Wachovia Capital Markets, LLC
375 Park Avenue
New York, New York 10152
Ladies and Gentlemen:
     LMI Aerospace, Inc., a Missouri corporation (the “Company”), and the shareholders of the Company named on Exhibit B hereto (collectively, the “Selling Shareholders” and each, a “Selling Shareholder”) confirm their respective agreements with Wachovia Capital Markets, LLC (“Wachovia”) and each of the other Underwriters named in Exhibit A hereto (collectively with Wachovia, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the sale by the Selling Shareholders of a total of [                    ] shares (the “Initial Securities”) of the Company’s common stock, par value $0.02 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [          ] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”). The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 15 hereof.
     The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.
     Promptly after the execution of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.”
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

     (1) Compliance with Registration Requirements. Each of the Initial Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of its date, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement, the Statutory Prospectus, the Prospectus or such Issuer Free Writing Prospectus, as the case may be.
     Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act in connection with the offering of the Securities (including, without limitation, the Prospectus and the Statutory Prospectus), complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and prospectus (including, without limitation, the Prospectus and the Statutory Prospectus) and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time, neither (a) any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus as of the Applicable Time and the information included on Exhibit H hereto, all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)(5)) in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.
     Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Statutory Prospectus or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     At the time of filing the Initial Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to clause 2 of the definition of such term in Rule 405.
     (2) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.
     (3) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in shareholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries, if any, for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Statutory Prospectus constituting a part of the General Disclosure Package and in the Prospectus under the captions “Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the

Company included in the Registration Statement and the Prospectus. All information contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.
     (4) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise.
     (5) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (6) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiaries of the Company are the subsidiaries listed on Exhibit C hereto and Exhibit C accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit C hereto under the caption “Material Subsidiaries.”
     (7) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Statutory Prospectus constituting a part of the General Disclosure Package and in the Prospectus and, immediately prior to the purchase of the Initial Securities by the Underwriters at the Closing Date and as of each Option Closing Date (if any), the authorized, issued and capital stock of the Company will be as set forth in the column entitled “As Adjusted” and in the corresponding line items under such caption (in each case except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee or director stock option or stock purchase plans or any dividend reinvestment plan referred to in the Statutory Prospectus constituting a part of the General Disclosure Package and in the Prospectus or pursuant to the exercise of options referred to in the Statutory Prospectus constituting a part of the General Disclosure Package and in the Prospectus). The shares of issued and outstanding capital stock of the Company (including the Securities to be sold by the Selling Shareholders to the Underwriters under this Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.
     (8) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (9) Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder.
     (10) Description of Securities. The Common Stock and the Company’s charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

     (11) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.
     (12) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which, in any such case, may reasonably be expected to result in a Material Adverse Effect.
     (13) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
     (14) Accuracy of Descriptions and Exhibits. The information in the Statutory Prospectus constituting a part of the General Disclosure Package and in the Prospectus under the captions “Risk Factors—Risks Related to the Offering of and Our Common

Stock—Anti-takeover provision and our organizational documents may discourage our acquisition by a third party, which could limit your opportunity to sell your shares at a premium,” “Business—Governmental Regulations and Environmental Compliance,” “Business—Legal Proceedings” and “Description of Our Capital Stock,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Statutory Prospectus constituting a part of the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
     (15) Possession of Intellectual Property. The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.
     (16) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any shareholder or creditor of the Company, (C) no waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or such as may be required under state securities laws.
     (17) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (18) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties owned by any of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.
     (19) Investment Company Act. The Company is not, and upon the issuance by the Company and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.
     (20) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (21) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Company pursuant to this Agreement.
     (22) Parties to Lock-Up Agreements. [Each of the Company and the Company’s directors and executive officers] has executed and delivered to the Representative a lock-up agreement in the form of Exhibit E hereto. Exhibit D hereto contains a true, complete and correct list of all directors and executive officers of the Company.
     (23) Nasdaq National Market. The Securities to be sold hereunder by the Company and by the Selling Shareholders to the Underwriters under this Agreement have been approved for listing, subject only to official notice of issuance, on the Nasdaq National Market.
     (24) NASD Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.
     (25) Tax Returns. The Company and each of its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.
     (26) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
     (27) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remedied) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

     (28) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (29) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.
     (30) No Right of First Refusal. Neither the Company nor any of its subsidiaries nor any other person has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities to be sold by the Company to the Underwriters pursuant to this Agreement and that neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other person has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities to be sold by the Selling Shareholders pursuant to this Agreement.
     (31) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate and all such data included in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.
     (32) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (33) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (34) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (35) Lending Relationship. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has any lending relationship or other commercial banking relationship with any bank or similar institution affiliated with any of the Underwriters, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to any Underwriter or any affiliate of any Underwriter.
     (36) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to the Underwriters hereunder.
     (37) Stop Transfer Instructions. The Company has, with respect to all Common Stock (other than the Securities to be sold pursuant to this Agreement) and other Capital Stock and any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the Selling Shareholders or any of the persons who have entered into or are required to enter into an agreement in the form of Exhibit E hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as defined below); and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of Wachovia.
     (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

     (1) Accurate Disclosure. Such Selling Shareholder has reviewed and will review, and is and will be familiar with, the Initial Registration Statement as originally filed with the Commission and all amendments thereto, if any, with any Rule 462(b) Registration Statement and all amendments thereto, if any, and with each preliminary prospectus and the Prospectus and any amendments or supplements thereto, if any, and the General Disclosure Package; and, at the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto became or becomes effective, at the Applicable Time, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, the information relating to such Selling Shareholder (including the information with respect to such Selling Shareholder’s Securities and any other shares of Common Stock or other securities of the Company which are owned or held by such Selling Shareholder) that is set forth in the Initial Registration Statement or any Rule 462(b) Registration Statement (or in any amendments thereto) or in any preliminary prospectus or the Prospectus (or in any amendments or supplements thereto) or in the General Disclosure Package did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading; all information furnished or confirmed (orally or in writing) by or on behalf of such Selling Shareholder for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the General Disclosure Package is and will be true, complete and correct; and such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder under this Agreement by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.
     (2) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.
     (3) Power of Attorney; Custody Agreement. Such Selling Shareholder has duly authorized (if applicable), executed and delivered a power of attorney (a “Power of Attorney” and, with respect to such Selling Shareholder, “its Power of Attorney”) appointing each of                                          and                      as such Selling Shareholder’s attorneys-in-fact (with respect to such Selling Shareholder, collectively, the “Attorneys-in-Fact” and, individually, an “Attorney-in-Fact”), and a Letter of Transmittal and Custody Agreement (a “Custody Agreement” and, with respect to such Selling Shareholder, “its Custody Agreement”) with                          , as custodian (the “Custodian”); each of its Power of Attorney and its Custody Agreement constitutes a valid and binding obligation of such Selling Shareholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles; each of such Selling Shareholder’s Attorneys-in-Fact, acting alone, is authorized to execute and deliver this Agreement and the certificates referred to in Sections 5(k) and 5(m) hereof on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder for the Securities to be sold by such Selling Shareholder under this Agreement, to authorize the delivery to the Underwriters of the Securities to be sold by such Selling Shareholder under this Agreement and to accept payment therefor, to duly endorse (in blank or otherwise) the certificate or certificates representing such Securities or a stock power or powers with respect thereto and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement and the transactions contemplated hereby.
     (4) Power and Authority. Such Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement, its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under this Agreement.
     (5) Non-Contravention. The execution, delivery and performance of this Agreement, its Power of Attorney and its Custody Agreement by such Selling Shareholder and the consummation of the transactions contemplated by this Agreement, its Power of Attorney and its Custody Agreement (including the sale and delivery of the Securities to be sold by such Selling Shareholder pursuant to this Agreement), and compliance by such Selling Shareholder with its obligations under this Agreement, its Power of Attorney and its Custody Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any of the Securities to be sold by such Selling Shareholder under this Agreement or any other property or assets of such Selling Shareholder or any of its subsidiaries (if any) pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries (if any) is a party or by which such Selling Shareholder or any of its subsidiaries (if any) is bound or to which any of the property or assets of such Selling Shareholder or any of its subsidiaries (if any) is subject, nor will such action result in any violation of the provisions of the Organizational Documents of such Selling Shareholder or any of its subsidiaries (if any) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its subsidiaries (if any) or any of their respective assets, properties or operations.
     (6) Good and Marketable Title. Such Selling Shareholder is the sole legal, record and beneficial owner of the Securities to be sold by such Selling Shareholder under this Agreement and will remain the sole legal, record and beneficial owner of such Securities until the delivery of such Securities to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, and such Securities are and, until delivery thereof to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, will be free and clear of all Liens other than pursuant to this Agreement; upon payment of the consideration for the Securities to be sold by such Selling Shareholder as provided in this Agreement and the crediting of such Securities to the “security account” or “security accounts” (as defined in Section 8-501(a) of the Uniform Commercial Code of the State of New York (the “UCC”)) of the Underwriters maintained with The Depository Trust Company (“DTC”), each of the Underwriters will become the legal owner of the Securities purchased by it from such Selling Shareholder, free and clear of all Liens, and, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) with respect to such Securities, DTC will be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, each of the Underwriters will acquire a “security entitlement” (within the meaning of UCC Section 8-102(a)(17)) to the Securities purchased by such Underwriter from such Selling Shareholder, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be successfully asserted against such Underwriter with respect to such Securities.
     (7) Absence of Rights of First Refusal. The Securities to be sold by such Selling Shareholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Securities other than pursuant to this Agreement.
     (8) Absence of Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (9) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any shareholder (or other equity owner), if any, or creditor of such Selling Shareholder, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by such Selling Shareholder of, or the performance by such Selling Shareholder of its obligations under, this Agreement, its Custody Agreement or its Power of Attorney, for the sale and delivery by such Selling Shareholder of the Securities to be sold by it under this Agreement, or for the consummation by such Selling Shareholder of the other transactions contemplated by this Agreement, its Custody Agreement or its Power of Attorney, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities sky laws.
     (10) Restriction on Sale of Securities. During the Lock-Up Period, such Selling Shareholder shall be bound by a lock-up agreement substantially in the form attached as Exhibit E hereto.
     (11) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Shareholder with signatures guaranteed, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder and thereunder.
     (12) Absence of Preemptive Rights. Such Selling Shareholder does not have any preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire any of the Securities that are to be sold by the Company or any of the other Selling Shareholders pursuant to this Agreement.

     (13) Accuracy of Other Representations. Such Selling Shareholder has no reason to believe that the representations and warranties of the Company set forth in Section 1(a) of this Agreement are not true and correct and has no knowledge of any fact, condition or information not disclosed in the Prospectus which has had or may have a Material Adverse Effect.
     (14) No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on its behalf and has not used or referred to, and will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405).
     (c) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, and not by such signing officers, to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representative or counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Selling Shareholders, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price of $           per share (the “Purchase Price”), that proportion of the number of Initial Securities set forth in Exhibit B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representative in their sole discretion shall make to eliminate any sales or purchases of fractional Securities. The price at which the Securities shall initially be offered to the public is $           per share.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase all or any portion of Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable or paid on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option

Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that proportion of the total number of Option Securities then being purchased which the number of Option Securities bears to the total number of Option Securities, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative, subject to prior written notice to the Company, shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for the Initial Securities shall be made by wire transfer of immediately available funds to the order of the Company at 9:00 A.M. (Eastern time) on                     , 2006 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment being herein called “Closing Date”), at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Representative and the Company.
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, by wire transfer of immediately available funds to the order of the Company on each Option Closing Date as specified in the notice from the Representative to the Company.
     Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to a single bank account at the Custodian, which account shall be designated by the Custodian, and payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Wachovia, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in New York City not later than noon (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.
     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, or (without limitation to the provisions of Section 16 of this Agreement), any Issuer Free Writing Prospectus or any amendment or supplement thereto and will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.
     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any Issuer Free Writing Prospectuses prepared prior to the date of this Agreement as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, such number of copies of the documents constituting the General Disclosure Package, any Issuer Free Writing Prospectuses prepared on or after the date of this Agreement and the Prospectus (and any amendments or supplements thereto) as such Underwriter may reasonably request. The Statutory Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters is or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Wachovia and the Company will, subject to Section 3(b) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.
     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus Supplement under “Use of Proceeds.”
     (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the Nasdaq National Market.
     (j) Restriction on Sale of Securities. During the Lock-Up Period, the Company shall be bound by a lock-up agreement substantially in the form attached as Exhibit E hereto.
     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, and will file the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). Any Prospectus delivered pursuant to Rule 173(d) shall be identical to the electronically transmitted copy thereof filed with the Commission pursuant to Rule 424(b).
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement (except for expenses payable by the Selling Shareholders pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus (as defined in Section 16 herein), the documents constituting the General Disclosure Package and the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. Except as provided in this Section 4, Section 6 and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     (b) Expenses of the Selling Shareholders. Each Selling Shareholder, severally, will pay the following expenses incident to the performance of its obligations under this Agreement: (i) any stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges, if any, payable in connection with the sale or delivery of its Securities to the Underwriters (and such Selling Shareholder hereby authorizes the payment of any such amounts by deduction from either the proceeds of the Securities to be sold by such Selling Shareholder under this Agreement or from any funds from time to time held for the account of such Selling Shareholder by the Custodian), (ii) the fees and disbursements of its counsel and accountants, and (iii) underwriting discounts and commissions with respect to the Securities sold by it to the Underwriters.
     (c) Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the allocation or sharing of such expenses and costs.
     (d) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or (v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the

Company and the Selling Shareholders contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company or signed by or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)), and prior to Closing Date, the Company shall have provided evidence satisfactory to the Representative of such timely filing.
     (b) Opinion of Counsel for Company. At Closing Date, the Representative shall have received the favorable opinions, dated as of Closing Date, of Gallop, Johnson & Neuman, L.C., counsel for the Company (“Company Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters, to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters may reasonably request.
     (c) Opinion of Counsel for Underwriters. At Closing Date, the Representative shall have received the favorable opinion, dated as of Closing Date, of Shearman & Sterling LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters, in form and substance reasonably satisfactory to the Representative, covering such matters as are customarily covered in such opinions. In giving such opinion such counsel may rely without investigation, as to all matters arising under or governed by the laws of the State of Missouri, on the opinion of Company Counsel referred to in Section 5(b) above, and as to all matters governed by the laws of any jurisdictions other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and of public officials.
     (d) Officers’ Certificate. At Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect regarding the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representative shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.
     (e) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from BDO Seidman, LLP and Ernst & Young LLP, respectively, a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement or the Prospectus.
     (f) Bring-down Comfort Letter. At each of the date of the Prospectus and Closing Date, the Representative shall have received from BDO Seidman, LLP and Ernst & Young LLP, respectively, a letter, dated as of the date of the Prospectus and Closing Date, as the case may be, in form and substance satisfactory to the Representative.
     (g) Approval of Listing. At Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.
     (h) Lock-up Agreements. Prior to the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit E hereto signed by each of the Company’s directors and executive officers party thereto.
     (i) No Objection. Prior to the date of this Agreement, NASD Regulation Inc. shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (j) Opinion of Counsel for the Selling Shareholders. At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Gallop, Johnson & Neuman, L.C., counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit G hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (k) Certificate of Selling Shareholders. At the Closing Date, the Representative shall have received a certificate signed by an Attorney-in-Fact on behalf of the Selling Shareholders, dated as of the Closing Date, to the effect that (i) the representations and warranties of each Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) each such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iii) each Selling Shareholder has reviewed and is familiar with the General Disclosure Package and the Prospectus and any amendments or supplements thereto and the information relating to such Selling Shareholder (including the information with respect to such Selling Shareholder’s Securities and any other shares of Common Stock or other securities of the Company which are owned or held by such Selling Shareholder) that is set forth in the General Disclosure Package and the Prospectus (or any amendment or supplement thereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.
     (l) Tax Forms. Prior to the Closing Date, the Representative shall have received a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form) from each of the Selling Shareholders.
     (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representative shall have received:
     (1) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
     (2) Opinion of Counsel for Company. The favorable opinion of Company Counsel, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.
     (3) Opinion of Counsel for Underwriters. The favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

     (4) Bring-down Comfort Letter. A letter from BDO Seidman, LLP and Ernst & Young LLP, respectively, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.
     (5) Opinion of Counsel for Selling Shareholders. The favorable opinion of Gallop, Johnson & Neuman, L.C., counsel for the Selling Shareholders, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(j) hereof.
     (6) Certificate of Selling Shareholders. A certificate, dated such Option Closing Date, signed by an Attorney-in-Fact on behalf of the Selling Shareholders, to the effect set forth in Section 5(k) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
     (n) Additional Documents. At Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.
     (o) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company and the Selling Shareholders at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification by the Company. (1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage or expense whatsoever, as reasonably incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification by Selling Shareholders. Each Selling Shareholder severally, and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished or confirmed (in each case orally or in writing) to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto).
     (c) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) (1) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or any Selling Shareholder by such Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto).
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wachovia; counsel to the Selling Shareholders shall be selected by      ; and, counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice by the indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso in the preceding sentence or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Selling Shareholders, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (f) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Company and the Selling Shareholders with respect to indemnification of each other or contribution between themselves.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.
     The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.
     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or signed by or on behalf of any Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, or by or on behalf of any Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representative may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect regarding the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any Material Adverse Effect regarding the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Shareholders to sell the relevant Option Securities, as the case may be, the Representative shall have the right to postpone Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152-4077, Attention of Equity Syndicate; notices to the Company shall be directed to it at LMI Aerospace, Inc., 3600 Mueller Road, St. Charles, Missouri 63301, Attention of                     ; and notices to the Selling Shareholders shall be directed to them in care of                     , as Attorney-in-Fact at c/o                                                                                 .
     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal Representative, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
     “Applicable Time” means       (New York time) on           , 2006 or such other date or time as agreed by the Company and Wachovia.
     “Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.
     “Commission” means the Securities and Exchange Commission.
     “Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
     “Existing Credit Agreement” means the Credit and Security Agreement dated as of November 29, 2004, as amended by that certain First Amendment to Credit and Security Agreement dated February 15, 2006, by and among the Company and certain of its subsidiaries and Wells Fargo Business Credit, Inc., as lender, as may be amended or supplemented from time to time, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented if applicable.
     “GAAP” means generally accepted accounting principles in the United States.

     “Initial Registration Statement” means the Company’s registration statement on Form S-1 (Registration No. 333-131151), as amended (if applicable), at the time it became effective, including the Rule 430A Information.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities (including, without limitation, any “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission and any issuer free writing prospectus that is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms), in each case in the form furnished to the Underwriters for use in connection with the offering of the Securities (and not as the form of Issuer Free Writing Prospectus filed with the Commission pursuant to Rule 433).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being listed in Exhibit K hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     “Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 90th day after the date of this Agreement.
     “NASD” means the National Association of Securities Dealers, Inc.
     “NYSE” means the New York Stock Exchange.
     “Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
     “Preferred Stock” means the Company’s preferred stock, par value $0.02 per share.
     “preliminary prospectus” means any prospectus used in connection with the offering of the Securities that was used before the Initial Registration Statement became effective, or that was used after such effectiveness and prior to the execution and delivery of this Agreement, or that omitted the Rule 430A Information or that was captioned “Subject to Completion”.

     “Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall also include such Rule 462(b) Registration Statement.
     “Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.
     “Rule 164,” “Rule 172,” “Rule 424(b),” “Rule 430A,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.
     “Rule 430A Information” means the information included in the Prospectus that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.
     “Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the Rule 430A Information .
     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
     “Statutory Prospectus” as of any time means the prospectus or preliminary prospectus, as the case may be, relating to the Securities that is included in the Initial Registration Statement immediately prior to that time in the form furnished to the Underwriters for use in connection with the offering of the Securities.
     “Subject Instruments” means the Existing Credit Agreement and                                          all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.
     “1933 Act” means the Securities Act of 1933, as amended.
     “1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.
     “1934 Act” means the Securities Exchange Act of 1934, as amended.
     “1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

     “1940 Act” means the Investment Company Act of 1940, as amended.
     All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Statutory Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; and all references to any Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.
     SECTION 16. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Wachovia, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and Wachovia, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Wachovia or by the Company and Wachovia, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 16 shall restrict the Company from making any filings required under the 1934 Act or 1934 Act Regulations, regardless of whether the Company has obtained the written consent of Wachovia.
     SECTION 17. Absence of Fiduciary Relationship. Each of the Company and the Selling Shareholders, severally and not jointly, acknowledges and agrees that:
     (a) Each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company or any of the Selling Shareholders, on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters have advised or is advising the Company or any of the Selling Shareholders on other matters and none of the Underwriters has any obligation to the Company or any of the Selling Shareholders with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
     (b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representative;
     (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

     (d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each Underwriter is and has been acting solely as principal and not as fiduciary, advisor or agent of the Company or any of the Selling Shareholders or any of their respective affiliates, shareholders (or other equity holders), creditors or employees or any other party;
     (e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
     (f) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or any of the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and
     (g) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any shareholders, employees or creditors of Company.
[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours, LMI AEROSPACE, INC.
By
Name:
Title:

Ronald S. Saks
By
Name:
Attorney-in-Fact

Joseph Burstein
By
Name:
Attorney-in-Fact

Sanford S. Neuman
By
Name:
Attorney-in-Fact

CONFIRMED AND ACCEPTED, as of the date first above written:

WACHOVIA CAPITAL MARKETS, LLC OPPENHEIMER & CO.

By: WACHOVIA CAPITAL MARKETS, LLC

By

Authorized Signatory
For themselves and as Representative of the Underwriters named in Exhibit A hereto.

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